EXHIBIT 99.1

Fluidigm Announces Fourth Quarter and Full Year 2017 Financial Results and Operational Progress

Fluidigm Posts Sequential and Year-Over-Year Quarterly Revenue Growth

2017 Highlights Include Launch of Hyperion Imaging System, Licensing and Distribution Partnerships, Improved Balance Sheet, Double-Digit Operating Expense Reductions

Mass Cytometry Research Publications Increase by More than 40% in 2017

SOUTH SAN FRANCISCO, Calif., Feb. 08, 2018 (GLOBE NEWSWIRE) -- Fluidigm Corporation (NASDAQ:FLDM) today announced financial results for the fourth quarter and full year ended December 31, 2017.

Total revenue for the fourth quarter of 2017 was $27.7 million, an increase of 12% from $24.7 million in the third quarter of 2017 and an increase of 11% from $25.1 million in the fourth quarter of 2016. Net loss for the fourth quarter of 2017 was $10.5 million, compared with a net loss of $17.7 million for the fourth quarter of 2016. Non-GAAP net loss for the fourth quarter of 2017 was $3.0 million, compared with a $9.3 million non-GAAP net loss for the fourth quarter of 2016 (see the accompanying table for reconciliation of GAAP and non-GAAP measures).

Total revenue for the full year 2017 was $101.9 million, a decrease of 2% from $104.4 million for 2016. Net loss for the full year 2017 was $60.5 million, compared with a net loss of $76.0 million for 2016. Non-GAAP net loss for 2017 was $30.2 million, compared with a $41.6 million non-GAAP net loss for 2016.

“The year 2017 was transformative for Fluidigm, representing a period of significant change across every aspect of our business and positioning the company for a return to sustainable growth,” said Chris Linthwaite, President and CEO. “We achieved double-digit operating expense reductions for the year, forged innovative partnerships with industry and academia, and added vital cash to our balance sheet for financial flexibility. In addition, our fourth quarter results marked year-over-year and sequential revenue growth.

“In our proteomics business, we launched our Hyperion™ Imaging System, enabling groundbreaking oncology and cancer immunotherapy research and representing further evolution of mass cytometry as the premier tool to explore the human immune system. We posted strong year-over-year revenue growth for mass cytometry as the pace of significant research based on this technology increased, evidenced by a growing body of more than 400 publications—120 new publications in 2017 alone—in areas ranging from pharmacogenomics to autoimmune diseases,” said Linthwaite. “In our high-throughput genomics business, we forged partnerships for development of new content and workflow solutions and continued our strategic focus on high-value customers.

“Throughout 2017, we built a foundation for taking our technologies in mass cytometry and microfluidic genomics to larger markets, more users, and expanded applications. In 2018, we expect to grow and develop these businesses while continuing to deliver on our financial commitments, strengthening our balance sheet, and improving the customer experience.”

Fourth Quarter 2017 Performance

Total revenue of $27.7 million by category:

  Instrument revenue increased 6% to $11.3 million from $10.7 million in the prior year period due to increased revenue from mass cytometry and high-throughput genomics instruments, partially offset by decreased revenue from single-cell genomics instruments.
  Consumables revenue increased 14% to $11.7 million from $10.3 million in the prior year period with growth in both high-throughput genomics and mass cytometry consumables, partially offset by decreased revenue from single-cell genomics consumables.
  Service revenue grew 15% to $4.7 million from $4.1 million in the prior year period, an increase primarily related to our mass cytometry business.

Product revenue of $23.0 million by market:

  Genomics product revenue was $12.3 million in the current quarter compared to $12.4 million in the year ago period, mainly due to decreases in revenue from single-cell products.
  Mass cytometry product revenue increased 26% to $10.8 million from $8.6 million in the prior year period, driven both by increased sales of instruments and by increased consumables sales.

Total revenue by geographic area:

Geographic Area	Revenue by Geography	Year-over-Year Change	% of Total Revenue
United States	$11.2 million	(15%)	40%
Europe	$9.5 million	41%	34%
Asia-Pacific	$6.3 million	29%	23%
Other	$.7 million	108%	3%

Product margin:

GAAP product margin was 48.0% in the fourth quarter of 2017 compared with 52.1% in the prior year period. Non-GAAP product margin was 63.4% in the fourth quarter of 2017 compared with 69.6% in the prior year period. Non-GAAP product margin excludes the effects of amortization of developed technology, depreciation and amortization, and stock-based compensation expense (see the accompanying table for the reconciliation of GAAP and non-GAAP product margins).

The year-over-year decrease in product margins was primarily due to increased genomics unit product costs from lower production volumes. The decrease in GAAP product margin was partially offset by fixed amortization of developed technology over higher revenues.

Cash, cash equivalents, and investments as of December 31, 2017:

Cash, cash equivalents, and short-term investments as of December 31, 2017, were $63.1 million, including $3 million received under a litigation settlement in the fourth quarter. Cash, cash equivalents, and short-term investments as of September 30, 2017, were $62.4 million. Cash, cash equivalents, and short-term investments were $59.4 million as of December 31, 2016.

Full Year 2017 Performance

Total revenue of $101.9 million by category:

  Instrument revenue of $42.5 million decreased 9% from $46.8 million in 2016, primarily due to lower genomics instrument sales, partially offset by growth in mass cytometry sales.
  Consumables revenue of $41.9 million decreased 1% from $42.2 million in 2016, primarily due to decreased genomics consumables sales, partially offset by continued strength in mass cytometry.
  Service revenue of $17.3 million increased 14% from $15.2 million in 2016, mainly due to increased service contracts.

Product revenue of $84.4 million by market:

  Genomics product revenue of $44.8 million decreased 26% from $60.3 million in 2016, primarily due to reduced revenue from single-cell genomics products.
  Mass cytometry product revenue of $39.6 million increased 38% from $28.7 million in 2016 driven by increased revenue from both instruments and consumables.

Total revenue by geographic area:

Geographic Area	Revenue by Geography	Year-over-Year Change	% of Total Revenue
United States	$45.8 million	(13%)	45%
Europe	$32.6 million	10%	32%
Asia-Pacific	$20.0 million	8%	20%
Other	$3.5 million	(3%)	3%

Approximate active installed base at year-end:

Active Installed Base	2017
Access Array™ and Juno™	245
Biomark™/Biomark HD and EP1™	560
C1™	305
Mass Cytometry	200
Total Instruments	1,310

The active installed base excludes instruments: (i) sold over six quarters ago and (ii) for which customers have not purchased consumables in the last six quarters. As a reference, the total installed base was approximately 1,340 at the end of 2016.

2017 Operational Highlights and Progress on Strategic Priorities

Foster Innovation and Partnerships

  The company signed a multiyear agreement with Ascendas Genomics to support development of molecular diagnostics in China. Ascendas Genomics is developing and commercializing systems and assays using microfluidic technologies included in the Fluidigm Biomark HD and Juno systems.
  Fluidigm entered into a distribution agreement with the University of Zurich to offer histoCAT™ software for multiparameter tissue analysis. The company obtained the rights to globally distribute histoCAT in conjunction with the Hyperion Imaging System. The software enables the identification of unique cellular social networks across a range of disease states.
  Fluidigm introduced the Advanta™ Immuno-Oncology Gene Expression Assay, a qPCR panel set that enables profiling of genes important in tumor immunobiology for translational research. Designed for use with the Biomark HD system, this focused panel set was optimized with input from leading academic research institutions and biopharma companies.
  Fluidigm and Baylor Genetics entered into a licensing agreement to offer a next-generation sequencing library prep assay enabling efficient sequencing of the cystic fibrosis transmembrane conductance regulator gene using the Juno automated microfluidic system.
  A major academic research entity completed an agreement with Fluidigm to be the first Mass Cytometry Center of Excellence. The center of excellence initiative is intended to develop and share suspension mass cytometry expertise. Under this initiative, researchers will work with Fluidigm to expand and refine training in mass cytometry operations and techniques as well as develop new content.

Increase Operational Efficiency and Reduce Costs

  In 2017, Fluidigm focused on right-sizing its work force, facilities consolidation, vendor negotiation, and other operating expense reduction programs. For the full year 2017, operating expenses decreased by $21.3 million or 16% on a GAAP basis, and decreased $17.7 million or 15% on a non-GAAP basis, compared with 2016.

Improve Financial Discipline and Manage Cash Balance

  In August 2017, we completed an “at-the-market” equity offering for aggregate net proceeds of approximately $28.8 million.
  Our total cash inflow in the fourth quarter was $0.8 million, including $3 million received under a litigation settlement.

First Quarter 2018 Guidance

  Total revenue of $24 million to $27 million.
  GAAP operating expenses of $27 million to $28 million.
  Non-GAAP operating expenses of $24 million to $25 million, excluding stock-based compensation, and depreciation and amortization expense of approximately $2.0 million and $1.0 million, respectively.
  Total cash outflow of $12 million to $13 million, including annual incentive compensation payments and a half-yearly interest payment on our convertible debt.

Projected annualized consumables pull-through for 2018

Projected Annualized Pull-Through	Per Active Instrument/Year
Access Array and Juno	$22,000 to $27,000
Biomark/Biomark HD and EP1	$38,000 to $42,000
C1	$8,000 to $12,000
Mass Cytometry	$60,000 to $65,000

Conference Call Information

Fluidigm will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today, February 8, to discuss fourth quarter and full year 2017 financial results and operational updates. Individuals interested in listening to the conference call may do so by dialing (877) 556-5248 for domestic callers, or (720) 545-0029 for international callers. Please reference Conference ID 4159848. Interested parties may access the live teleconference in the Investors section of the company’s website at http://investors.fluidigm.com/events.cfm. The link will not be active until 1:45 p.m. PT (4:45 p.m. ET) on February 8, 2018.

A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), Conference ID 4159848. The conference call will also be archived on the Fluidigm Investors page at http://investors.fluidigm.com/.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three- and twelve-month periods ended December 31, 2017, and December 31, 2016, as well as projected for the first quarter of 2018. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Our estimates of forward-looking non-GAAP operating expenses exclude estimates for stock-based compensation expense, depreciation, and amortization; loss on disposal of property and equipment; future changes relating to developed and acquired technologies; other intangible assets; and income taxes, among other items, certain of which are presented in the table accompanying our earnings release. The time and amount of certain material items needed to estimate non-GAAP financial measures are inherently unpredictable or outside of our control. Material changes to any of these items could have a significant effect on guidance and future GAAP results. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding expectations for growth and development in Fluidigm’s business lines, meeting financial commitments, strengthening Fluidigm’s balance sheet, improving customer experiences, expectations for the benefits of commercial agreements, cash flow expectations and cash management plans, and projected revenues, expenses, and cash flows for the first quarter of 2018. Forward‑looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to introductions of new products driving volatility in revenue from period to period; the future financial performance of Fluidigm product lines; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; Fluidigm research and development, sales, marketing, and distribution plans and capabilities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks and uncertainties and other information affecting Fluidigm’s business and operating results is contained in the Fluidigm Annual Report on Form 10-K for the year ended December 31, 2016, and in its other filings with the Securities and Exchange Commission, including the Fluidigm Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for markets such as mass cytometry, high-throughput genomics, and single-cell genomics. We sell to leading academic institutions, clinical research laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multiparameter mass cytometry technology and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

We use our website (www.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (https://www.facebook.com/fluidigm), and LinkedIn page (https://www.linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Fluidigm, the Fluidigm logo, Access Array, Advanta, Biomark, C1, EP1, Hyperion, Imaging Mass Cytometry, and Juno are trademarks and/or registered trademarks of Fluidigm Corporation. All other trademarks are the sole property of their respective owners.

Contact

Investors:
Ana Petrovic
Director, Corporate Development and Investor Relations
Fluidigm Corporation
650 243 6628
ana.petrovic@fluidigm.com

Media:
Mark Spearman
Senior Director, Corporate Communications
Fluidigm Corporation
650 243 6621
mark.spearman@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue:
Instruments	$11,322	$10,652	$42,505	$46,834
Consumables	11,694	10,256	41,894	42,169
Product revenue	23,016	20,908	84,399	89,003
Service revenue	4,729	4,120	17,348	15,205
License revenue	-	56	190	238
Total revenue	27,745	25,084	101,937	104,446
Costs and expenses:
Cost of product revenue	11,979	10,013	45,039	41,110
Cost of service revenue	1,479	1,226	4,916	4,899
Research and development	7,158	8,773	30,826	38,415
Selling, general and administrative	15,863	22,769	79,516	93,212
Total costs and expenses	36,479	42,781	160,297	177,636
Loss from operations	(8,734)	(17,697)	(58,360)	(73,190)
Interest expense	(1,457)	(1,459)	(5,824)	(5,820)
Other (expense) income, net	(186)	(640)	385	(1,167)
Loss before income taxes	(10,377)	(19,796)	(63,799)	(80,177)
Income tax (expense) benefit	(79)	2,099	3,264	4,192
Net loss	$(10,456)	$(17,697)	$(60,535)	$(75,985)

Net loss per share, basic and diluted	$(0.27)	$(0.61)	$(1.84)	$(2.62)

Shares used in computing net loss per share, basic and diluted	38,704	29,151	32,980	29,008

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2017	December 31, 2016 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$58,056	$35,045
Short-term investments	5,080	24,385
Accounts receivable, net	15,049	14,610
Inventories	15,088	20,114
Prepaid expenses and other current assets	1,528	2,517
Total current assets	94,801	96,671
Property and equipment, net	12,301	16,525
Other non-current assets	7,541	9,291
Developed technology, net	68,600	79,800
Goodwill	104,108	104,108
Total assets	$287,351	$306,395

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,211	$3,967
Accrued compensation and related benefits	10,535	3,996
Other accrued liabilities	8,490	12,374
Deferred revenue, current portion	10,238	9,163
Total current liabilities	33,474	29,500
Convertible notes, net	195,238	194,951
Deferred tax liability, net	16,919	21,140
Other non-current liabilities	10,785	7,571
Total liabilities	256,416	253,162
Total stockholders' equity	30,935	53,233
Total liabilities and stockholders' equity	$287,351	$306,395

(1) Derived from audited consolidated financial statements

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2017	2016
Operating activities
Net loss	$(60,535)	$(75,985)
Depreciation and amortization	7,409	6,738
Stock-based compensation expense	9,092	13,858
Amortization of developed technology	11,200	11,200
Other non-cash items	(468)	339
Changes in assets and liabilities, net	9,204	4,712
Net cash used in operating activities	(24,098)	(39,138)

Investing activities
Purchases of investments	(6,276)	(38,594)
Proceeds from sales and maturities of investments	25,550	86,431
Proceeds from sale of investment in Verinata	-	2,330
Purchases of property and equipment	(1,566)	(5,065)
Purchases of intangible assets	(50)	-
Net cash provided by investing activities	17,658	45,102

Financing activities
Proceeds from issuance of common stock	29,015	-
Proceeds from exercise of stock options	100	227
Payments for taxes related to net share settlement of equity awards	(118)	(111)
Net cash provided by financing activities	28,997	116
Effect of foreign exchange rate fluctuations on cash and cash equivalents	454	(152)
Net increase in cash and cash equivalents	23,011	5,928
Cash and cash equivalents at beginning of period	35,045	29,117
Cash and cash equivalents at end of period	$58,056	$35,045

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Net loss (GAAP)	$(10,456)	$(17,697)	$(60,535)	$(75,985)
Stock-based compensation expense	1,995	2,825	9,092	13,858
Amortization of developed technology (a)	2,800	2,800	11,200	11,200
Interest expense (b)	1,457	1,459	5,824	5,820
Depreciation and amortization	1,514	1,637	7,091	6,262
Benefit from acquisition related income taxes (c)	(433)	(408)	(2,968)	(2,805)
Loss on disposal of property and equipment	134	75	135	87
Net loss (Non-GAAP)	$(2,989)	$(9,309)	$(30,161)	$(41,563)
Shares used in net loss per share calculation -
basic and diluted (GAAP and Non-GAAP)	38,704	29,151	32,980	29,008

Net loss per share - basic and diluted (GAAP)	$(0.27)	$(0.61)	$(1.84)	$(2.62)
Net loss per share - basic and diluted (Non-GAAP)	$(0.08)	$(0.32)	$(0.91)	$(1.43)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT MARGIN

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Product margin (GAAP)	$11,037	$10,895	$39,360	$47,893
Amortization of developed technology (a)	2,800	2,800	11,200	11,200
Depreciation and amortization (d)	538	554	2,165	2,211
Stock-based compensation expense (d)	223	294	1,077	1,347
Product margin (Non-GAAP)	$14,598	$14,543	$53,802	$62,651

Product margin percentage (GAAP)	48.0%	52.1%	46.6%	53.8%
Product margin percentage (Non-GAAP)	63.4%	69.6%	63.7%	70.4%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Operating expenses (GAAP)	$23,021	$31,542	$110,342	$131,627
Stock-based compensation expense (e)	(1,772)	(2,531)	(8,015)	(12,511)
Depreciation and amortization (e)	(976)	(1,083)	(4,926)	(4,051)
Loss on disposal of property and equipment (e)	(134)	(75)	(135)	(87)
Operating expenses (Non-GAAP)	$20,139	$27,853	$97,266	$114,978

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Loss from operations (GAAP)	$(8,734)	$(17,697)	$(58,360)	$(73,190)
Stock-based compensation expense	1,995	2,825	9,092	13,858
Amortization of developed technology (a)	2,800	2,800	11,200	11,200
Depreciation and amortization (e)	1,514	1,637	7,091	6,262
Loss on disposal of property and equipment (e)	134	75	135	87
Loss from operations (Non-GAAP)	$(2,291)	$(10,360)	$(30,842)	$(41,783)

(a) represents amortization of developed technology in connection with the DVS acquisition
(b) represents interest expense on Senior Convertible Notes
(c) represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(d) represents expense associated with cost of product revenue
(e) represents expense associated with research and development, selling, general and administrative activities